PROMISSORY NOTE

1.

Names:

Borrower:

Ygeia Consulting Group, Inc.

C/O  Tania Martin-Mercado

1278  Justin Road, Ste 109-B4

Lewisville, TX 75077

Lender:

New Opportunity Business Solutions, Inc

531 Airport North Office Park

Fort Wayne, Indiana 46825

Brian Kistler, CEO

2.

Promise to Pay.

For value received, Borrower promises to pay Lender USD$199,800.00 (One hundred and ninety-nine thousand eight hundred dollars)

3.

Principal Payment.

In conjunction with the Consulting Agreement dated June 19, 2014 the principal amount plus 10%

APR is hereby declared due and payable upon request.

(i) Borrower can, at any point, pay the Lender the Principal and interest amount in cash.

4.

Collection Costs.

If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyers'

fees in an amount the court finds to be reasonable.

5.

Notices.

All notices must be in writing. A notice may be delivered to Borrower or Lender at the address

specified in section 1, above, or to a new address Borrower or Lender has designated in writing. A   notice may be delivered:

(1) in person

(2) by certified mail, or

(3) by overnight courier.

6.  Security.

Borrower agrees that until the principal and interest owed under this Promissory Note are paid in full,

or otherwise discharged by the Lender,  this note will be secured by a general security interest   over all of the assets of the Company.

PROMISSORY NOTE

7.  Allowable Off-Sets

If the Lender fails to deliver any of the services outlined in Section 3 of the Consulting Agreement   dated June 19, 2014; for which the Borrower is subsequently required to, at its own expense,   obtain from another party, these expenses /costs shall be deducted from the balance due   under   this Promissory Note.

8.  Governing Law.

This promissory note will be governed by and construed in accordance with the laws of the State of Florida.

9.  Severability.

If any court determines that any provision of this promissory note is invalid or unenforceable, any

invalidity or unenforceability will affect only that provision and will not make any other provision   of this agreement invalid or unenforceable and such provision shall be modified, amended, or   limited only to the extent necessary to render it valid and enforceable.

Dated at Toronto, Canada this 19th day of June, 2014

For Lender:

New Opportunity Business Solutions, Inc

/s/ Brian Kistler

______________________________

By: Brian Kistler, CEO

For Borrower:

Ygeia Consulting Group, Inc.

/s/ Tania Martin-Mercado

______________________________

Per: Tania Martin-Mercado